EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                  JULY 16, 2002

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                   Commission                IRS Employer
jurisdiction                     File Number               Identification
of incorporation                                           Number

Delaware                           1-3492                  No. 75-2677995

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 214/978-2600






                                Page 1 of 5 Pages
                       The Exhibit Index Appears on Page 4

         INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

     The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form that the registrant deems of importance to security holders.

     On July 16, 2002 registrant issued a press release entitled "Halliburton Asbestos Plaintiffs Agree to Extend Current Stay on Asbestos Claims," pertaining to an announcement that registrant has reached agreement with Harbison-Walker Refractories Company and the Official Committee of Asbestos Creditors in the Harbison-Walker bankruptcy to consensually extend the period of the stay contained in the Bankruptcy Court's temporary restraining order until September 18, 2002. The Committee informed the Court that further extensions are anticipated as long as negotiations proceed in a constructive manner. The Court's temporary restraining order originally entered on February 14, 2002 stays more than 200,000 pending asbestos claims against registrant's subsidiary, Dresser Industries, Inc. See registrant's earlier press releases of June 4, 2002, May 20, 2002, February 22, 2002 and February 14, 2002 for more details on the stay.


Item 7.  Financial Statements and Exhibits

     List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

     (c) Exhibits.

         Exhibit 20 - Press release dated July 16, 2002.










                                Page 2 of 5 Pages
                       The Exhibit Index Appears on Page 4

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:     July 22, 2002                By: /s/ Susan S. Keith
                                         ------------------------------------
                                               Susan S. Keith
                                               Vice President and Secretary












                                Page 3 of 5 Pages
                       The Exhibit Index Appears on Page 4

                                  EXHIBIT INDEX



Exhibit                                                    Sequentially
Number             Description                             Numbered Page

20                 Press Release of                        5 of 5
                   July 16, 2002
                   Incorporated by Reference








                                Page 4 of 5 Pages
                       The Exhibit Index Appears on Page 4